Because the electronic format of filing Form N-SAR does not
provide adequate space for responding to Items
72DD, 73A, 74U and 74V correctly,
the correct answers are as follows:
Evergreen Treasury Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	1,799,929	0.01		167,538,119	1.00
Class S	2,872,359	0.01		494,243,123	1.00
Class I	5,870,156	0.01		598,342,596	1.00

Evergreen Pennsylvania Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	129,449	0.01		11,637,924	1.00
Class S	1,043,170	0.01		198,258,768	1.00
Class I	735,258	0.01		90,850,179	1.00

Evergreen New Jersey Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	 225,478 		0	37,384,443	1.00
Class S	1,193,981		0	240,312,765	1.00
Class I	121,016		0	15,898,228	1.00




Evergreen Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	2,961,517	0.01		316,004,927	1.00

Class S	12,700,768	0.01		2,278,913,278	1.00
Class I	3,370,303	0.01		239,388,180	1.00

Evergreen New York Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	298,819	0.01		31,156,091	1.00
Class S	1,735,534	0.01		374,842,155	1.00
Class I	225,610	0.01		43,287,143	1.00

Evergreen Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	30,524,238		0.01	2,603,263,363	1.00
Class B	     233,817     		0.01	     34,055,072	1.00
Class C	     160,858		0.01	     25,263,725	1.00
Class S	38,349,827		0.01	3,607,290,713	1.00
Class I	11,654,405		0.01	   872,828,660	1.00



Evergreen California Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	118,791	0.01		16,953,098	1.00
Class S	1,810,400	0.01		369,612,744	1.00
Class I	62,227		0.01		6,283,512	1.00